CONTACT:
Ken Dumas	Scott Solomon
LoJack Corporation	Sharon Merrill Associates
(781) 302-4200	(617) 542-530
LOJN@investorrelations.com

LOJACK CORPORATION ANNOUNCES FOURTH-QUARTER AND
FULL-YEAR 2014 RESULTS

Fourth-Quarter 2014 Financial Highlights

•	Revenue of $36.4 Million; Highest Quarterly Revenue of Year

•	Gross Margin of 49.4%

•	Non-GAAP Gross Margin of 53.0%, Excluding Restructuring Charges

•	U.S. Pre-Install Unit Volume Up 10%

•	Italy Delivers First Profitable Quarter

•	Latin America Delivers Best Quarter of 2014

Full-Year 2014 Financial Highlights

•	Revenue of $133.6 Million

•	Gross Margin of 45.0%

•	Non-GAAP Gross Margin of 52.5%, Excluding Quality Assurance Program and Restructuring Charges

•	U.S. Pre-Install Unit Volume Up 23%

•	Enterprise Resource Planning (ERP) Primary Investment Completed

Canton, MA, February 12, 2015 -- LoJack Corporation (NASDAQ GS: LOJN) a provider of vehicle theft recovery systems and fleet and equipment telematics solutions, today reported financial results for the quarter and year ended December 31, 2014.

“December 2014 concluded an unprecedented three-year transitional period for LoJack in which the Company resolved a significant number of legacy issues while continuing to invest in our future,” said Randy Ortiz, President and CEO.  “Over the past three years, we’ve incurred $33 million in special charges - $16.3 million in 2014 alone - including tax settlements, legal and arbitration costs, implementation of our global quality assurance programs, charges related to our North America restructuring and operating expenses for our new Enterprise Resource Planning (ERP) project. As we put these items behind us and look toward 2015, we continue to invest to support the Company’s new product development plan and expansion into the telematics space, and we are optimistic about our growth prospects for the year ahead. We remain focused on maintaining tight control on all operating expenses and prudently managing our balance sheet.”

“In the fourth quarter, we posted our strongest top line of the year with revenue improving 11% sequentially to $36.4 million,” said Ortiz. “We continue to demonstrate the success of our Pre-Install strategy, as fourth-quarter Pre-Install volume improved 10% over the prior year and 23% for the full year. Additionally, on the International front, LoJack Italy turned the corner and achieved its first ever EBITDA positive quarter. Our licensee business in Latin America also experienced its best quarter of the year, primarily as a result of increased shipments to our Argentine licensee.”

“The recent launch of our ERP system, which has been a key initiative over the past several years, is an important inflection point in the execution of our strategy,” Ortiz said. “We are now better positioned to achieve greater cost efficiencies, more effectively manage our Stolen Vehicle Recovery business and capitalize on new strategic opportunities in inventory management and our Software-as-a-Service (SaaS) based telematics business. We continue to see significant opportunities, with solid interest in LoJack’s Inventory Management product ahead of our official launch, quarter-over-quarter subscription growth in LoJack® Fleet Management, and a good industry reception for LoJack® Connect for Equipment, which we announced in the fourth quarter. We expect 2015 to be the year we advance telematics in all of our major business areas to capitalize on our product development efforts. We believe these advances will begin to add to top and bottom line growth in 2015.”

Revenue for the quarter ended December 31, 2014 was $36.4 million, compared with $40.5 million in the fourth quarter of the prior year. The net loss attributable to LoJack in the fourth quarter was $0.9 million, or $0.04 per share, compared with net income attributable to the Company of $4.5 million, or $0.25 per diluted share, in the fourth quarter of the previous year.

For the year ended December 31, 2014, revenue was $133.6 million, compared with $140.2 million in the prior year. The net loss attributable to the Company in 2014 was $17.9 million, or $0.99 per share, compared with net income attributable to LoJack of $3.2 million, or $0.18 per diluted share in 2013.

Consolidated gross profit for the fourth quarter of 2014, which included $1.3 million in restructuring charges, was $18.0 million, or 49.4% of revenue, compared with $23.3 million, or 57.5% of revenue, for the same period in 2013. Consolidated non-GAAP gross profit, excluding the restructuring charges, was $19.3 million, or 53.0% of revenue, for the fourth quarter of 2014, compared with 57.5% in the 2013 period.

Consolidated full-year 2014 gross profit was $60.1 million, or 45.0% of revenue, compared with $77.2 million, or 55.0% of revenue for the prior year. Results for the 2014 period included $8.0 million related to certain costs associated with the Company’s quality assurance programs and $2.0 million of restructuring charges. Consolidated non-GAAP gross profit, excluding these charges, was $70.2 million, or 52.5% of revenue, for the year ended December 31, 2014, versus 55% in 2013. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in Table 2 of this press release.

Adjusted EBITDA for the fourth quarter of 2014 was $3.4 million, compared with $6.5 million for the comparable period in 2013. For the year ended December 31, 2014, Adjusted EBITDA was $1.4 million, compared with $6.4 million in 2013. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in Table 1 of this press release.

Cash and cash equivalents at December 31, 2014 totaled $17.6 million.

Recent Highlights

•
LoJack Signs Strategic Alliance with Trackunit A/S: LoJack signed a strategic alliance with leading international telematics provider Trackunit A/S. This agreement gives LoJack access to a large and growing trend: integrating telematics into construction equipment to help companies optimize and manage those assets.

•
LoJack Terminates Agreement with Former Brazilian Licensee: LoJack announced the immediate termination of the relationship with its Brazilian licensee under a legal settlement that will result in $5 million of total value to the Company. LoJack is actively engaged in identifying a new licensee for the Brazilian market. After a nearly four-year absence, LoJack believes that this agreement clears the way for it to re-enter a market with one of the highest per capita vehicle theft rates in the world.

•
Company Forges Alliance with Novatel Wireless: The Company announced a collaboration with Novatel Wireless to develop robust positioning and accuracy capabilities in the LoJack® Connect for Inventory Management system. The cloud-based system helps dealership sales personnel accurately track and actively monitor vehicle inventory across multiple lots. Dealership personnel can use a computer, tablet and mobile phone to verify vehicle location, quickly access relevant vehicle information, track test drives and receive early warning alerts if a vehicle is moved from a geo-fenced location.

•
AT&T to Power LoJack’s Telematics Solutions: AT&T will provide new machine-to-machine wireless communication technology to power LoJack’s current and future telematics solutions for commercial equipment and the automotive industries. Collaborating directly with AT&T for wireless services will enable LoJack to deliver safety, security and protection services and solutions as well as asset optimization in a cost effective and efficient fashion.

•
LoJack Launches LoJack Fleet Management Lite: LoJack introduced LoJack® Fleet Management Lite, a turnkey, intuitive telematics solution aimed at maximizing operational efficiencies for businesses with small fleets without significant back office support.

National Automobile Dealers Association Convention and Expo
“We have seen an increased level of demand from dealers for our inventory management solutions as a result of the products and technology offerings we showcased at the NADA (National Automobile Dealers Association) Convention last month,” Ortiz said. “The LoJack brand and the value proposition behind these products - higher revenue, greater operational efficiencies and better customer service - resonate deeply with dealers. As a result, our subscription pipeline is growing and we are starting to gain traction.”

“We recently completed a successful pilot of our LoJack Connect for Inventory Management with Braman Motorcar Company, a Top 30 dealer in South Florida that also is one of our Pre-Install customers,” Ortiz said. “Based on the success of that program, we are in the process of introducing the technology across other dealerships.”

Business Outlook
“We are expanding our portfolio with innovative products to complement our leadership in Stolen Vehicle Recovery. Our SaaS-based inventory management, fleet management and telematics solutions are designed to satisfy the growing demand among businesses for enhanced productivity, efficiency and profitability,” Ortiz continued. “We will continue to leverage our superior service and deep relationships to accelerate the adoption of our telematics and inventory management products, while continuing to expand our Stolen Vehicle Recovery business domestically and internationally.”

“This year, we expect that our significant investments in telematics, people and product development as well as our relationships with TomTom, Trackunit, AT&T and Novatel will begin to have a meaningful effect on our transformation,” Ortiz said. “In addition, we anticipate that our Pre-Install Program will continue to serve as a foundation for long-term domestic growth. Internationally, we expect to see new opportunities in Latin America as we pursue re-entry into Brazil and anticipate more balanced ordering patterns in Argentina. We look forward to 2015 being a turning point in LoJack’s transformational strategy.”

Fourth-Quarter 2014 Conference Call
Randy Ortiz and Chief Financial Officer Ken Dumas will host a conference call and webcast at 8:30 a.m. ET today to discuss details of the Company's performance and the business outlook.

The webcast can be accessed by logging on to http://investors.lojack.com/events.cfm. You also can hear the live call by dialing 877-868-1835 (domestic) or 914-495-8581 (international) and using conference ID 79011197. The presentation slides that will be discussed on the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Investor Relations section of the LoJack website. An archive of the webcast will be available after the call concludes.

About LoJack Corporation
LoJack Corporation has helped millions of people protect their vehicles in the event of theft over the past 25 years, and today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and dealer distribution network, LoJack Corporation is expanding into new areas across the continuum from theft recovery to fleet and equipment management services. The Company is focusing on creating a new level of value for its dealers, customers, international licensees, and investors by delivering innovative offerings, in expanding geographies. For more information, visit www.lojack.com, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or
www.Facebook.com/LoJackCorp.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains certain non-GAAP financial measures including Adjusted EBITDA and non-GAAP gross profit (and the corresponding gross margin percentages). LoJack management believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by management to assist with their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the comparable measurement that is prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the accompanying tables to this press release.
Safe Harbor Regarding Forward Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties.  You can identify these statements by use of the words "assumes," "believes," "estimates," "expects," "will," "intends," "plans," "projects" and similar expressions that do not relate to historical matters.   Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning (a) the Company's markets, including the domestic auto market and international markets, (b) the Company's strategic initiatives, investments and plans for growth and future operations, including with respect to the Company's telematics, fleet management, inventory management and other product development initiatives, (c) the Company's Pre-Install Program, (d) the Company’s re-entry into the Brazilian market, (e) expectations for shipments to Argentina and international revenues generally, (f) the expected costs and expenses associated with the battery performance matter, (g) the expected benefits of the ERP system, and (h) the Company's future financial performance and financial condition.  Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially.  Factors that may cause such differences include, but are not limited to:  (1) the continued and future acceptance of the Company's products and services, including the Company's Pre-Install Program and inventory management, fleet management and telematics solutions; (2) the Company's ability to obtain financing from lenders and to satisfy or obtain waivers for covenant requirements under its credit facility; (3) the outcome of ongoing litigation involving the Company; (4) the Company’s ability to enforce the terms of the settlement agreement with Tracker do Brasil LTDA and its impact on the Company's future relationships with Tracker and its affiliates; (5) the rate of growth in the industries of the Company's customers; (6) the presence of competitors with greater technical, marketing, and financial resources; (7) the Company's customers' ability to access the credit markets, including changes in interest rates; (8) the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; (9) the Company's ability to successfully expand its operations, including through the introduction of new products and services; (10) changes in general economic or geopolitical conditions; (11) conditions in the automotive retail market and the Company's relationships with dealers, licensees, partners, agents and local law enforcement; (12) delays or other changes in the timing of purchases by the Company's customers; (13) the Company's ability to achieve the expected benefits of its strategic alliances with TomTom and Trackunit; (14) financial and reputational risks related to product quality and liability issues; (15) the Company's ability to re-enter the Brazilian market in a timely manner and/or on favorable terms; and (16) trade tensions and governmental regulations and restrictions in Argentina, Brazil and the Company's other international markets.  For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and the Company's other filings with the Securities and Exchange Commission.
Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made.  Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net (loss) income, as reported	$(805)	$4,633	$(17,953)	$3,313
Adjusted for:
Provision (benefit) for income taxes	356	724	176	(2,518)
Other (expense) income	(184)	54	(932)	162
Operating (loss) income	$(265)	$5,303	$(16,845)	$633
Adjusted for:
Depreciation and amortization	906	1,033	3,713	4,131
Stock compensation expense	389	204	1,682	1,681
Quality assurance program	—	—	8,040	—
Restructuring charges	2,396	—	4,125	—
ICMS tax settlement	—	—	707	—
Adjusted EBITDA	$3,426	$6,540	$1,422	$6,445

Table 2 – Non-GAAP Gross Margin Percentage Calculation

GAAP to Non-GAAP Gross Margin Percentage Reconciliation
(in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue

Gross profit, as reported	17,951	49.4%	23,307	57.5%	60,122	45.0%	77,170	55.0%
Adjusted for:
Quality assurance program	—		—		8,040	6.0%	—
Restructuring charges	1,300	3.6%	—		2,000	1.5%	—
Non-GAAP gross profit	19,251	53.0%	23,307	57.5%	70,162	52.5%	77,170	55.0%

LoJack Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$36,352	$40,511	$133,568	$140,207
Cost of goods sold	18,401	17,204	73,446	63,037
Gross profit	17,951	23,307	60,122	77,170
Costs and expenses:
Product development	1,221	1,409	5,730	5,434
Sales and marketing	7,491	7,758	32,663	32,005
General and administrative	8,693	7,869	35,155	35,840
Legal Settlement	—	—	—	(623)
Depreciation and amortization	811	968	3,419	3,881
Total costs and expenses	18,216	18,004	76,967	76,537
Operating (loss) income	(265)	5,303	(16,845)	633
Other income (expense):
Interest income	3	24	8	97
Interest expense	(119)	(242)	(816)	(943)
Other, net	(68)	272	(124)	1,008
Total other income (expense)	(184)	54	(932)	162
(Loss) income before income taxes	(449)	5,357	(17,777)	795
Provision (benefit) for income taxes	356	724	176	(2,518)
Net (loss) income	(805)	4,633	(17,953)	3,313
Less: Net income (loss) attributable to the noncontrolling interest	49	85	(29)	146
Net (loss) income attributable to LoJack Corporation	$(854)	$4,548	$(17,924)	$3,167

Net (loss) income per diluted share attributable to LoJack Corporation	$(0.04)	$0.25	$(0.99)	$0.18

Weighted average diluted common shares outstanding	18,158	18,322	18,017	18,051

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$17,588	$31,983
Restricted cash	—	47
Accounts receivable, net	23,963	26,525
Inventories	8,323	7,226
Other current assets	4,276	2,449
Total current assets	54,150	68,230
Property, plant & equipment, net	16,791	12,600
Other non-current assets	5,319	5,946
Total assets	$76,260	$86,776

LIABILITIES AND EQUITY
Current liabilities, excluding deferred revenue	$24,729	$22,150
Debt	10,000	274
Current portion of deferred revenue	7,535	10,270
Total current liabilities	42,264	32,694
Long-term debt	478	6,000
Deferred revenue	9,609	10,648
Other long-term liabilities	3,464	1,425
Total liabilities	55,815	50,767
Stockholders' equity	20,445	36,009
Total liabilities and stockholders' equity	$76,260	$86,776